Exhibit 99.2

Fidelity National Information Services Supplemental Materials 4th Quarter 2008

Forward Looking Statements 2 This presentation contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward- looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward- looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries or due to financial failures suffered by firms in those industries; failures to adapt our services to changes in technology or in the marketplace; our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; and other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

Use of Non-GAAP Measures 3 FIS reports several non-GAAP measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted net earnings, free cash flow and organic revenues. The adjusted results exclude the after-tax impact of merger and acquisition and integration expenses, certain stock compensation charges, debt restructuring and other costs, gains (losses) on the sale of certain non-strategic assets and acquisition related amortization. Organic revenue excludes eFunds during the periods being compared. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS's non-GAAP measures may be calculated differently from similarly-titled measures of other companies. A reconciliation of these non-GAAP measures to related GAAP measures is included in the press release materials.

FIS Fourth Quarter 2008 Earnings Conference Call Agenda 4th Quarter 2008 Results Summary Market Overview Financial Review New Segment Reporting 2009 Outlook Q&A 4

Execution Growth 5 (2) (1) Excludes eFunds revenue from Q1-Q3 in 2008 and 2007. (2) Reflects current period results on a pro forma basis as if foreign currency rates did not change from the comparable prior year period. (1)

Execution Balance Sheet Management ($ millions) 6 Capital Expenditures Free Cash Flow 124 % Adjusted Net Earnings 2007 2008 $273 $230

Q4 Revenue Growth ($ millions) 7 (1)Reflects current period results on a pro forma basis as if foreign currency rates did not change from the comparable prior year period. (2)Excludes corporate and other revenue comprised primarily of outsourced data processing services provided to Fidelity National Financial. (3)Excluding Check Services' revenue of $63.8 million in Q4-08 and $76.6 million in Q4-07, EBS revenue growth was 2.8% and FIS consolidated growth was 2.5%. (3) Consolidated Market Channels(2) Constant(1)- 4.3% US$ - 0.8%(3) (2.4%) Constant(1) - 9.7% US$ - (5.4%) 6.4%

International Revenue FIS Q4-08 Revenue Composition by Major Currency 8 Foreign Currency Exchange Rates Foreign Currency Exchange Rates Foreign Currency Exchange Rates Foreign Currency Exchange Rates LC/$ Q4-08 Q4-07 Change Euro 1.32 1.45 -9.0% Brazil 0.44 0.56 -21.4% UK 1.57 2.04 -23.0% 1Q-08 2Q-08 3Q-08 4Q-08 (1)International revenue increased 9.7% assuming no change in currency compared to Q4-07. (2)International revenue increased 9.9% assuming no change in currency compared to Q3-08.

Currency Adjusted Growth Rates - 2008 9

Adjusted EBITDA ($ millions) 10

Q4 Adjusted Net Earnings ($ millions) 11

12 Cash Flows ($ millions)

13 Total Debt ($ millions)

New Reporting Segments 14 Rationale for segment changes: Aligned with how company is now being managed Improved transparency into operational performance Enhanced comparability to peers

New Reporting Segments 2008 Revenue Bridge ($ millions) 15

Retail Check Services 16

2009 Outlook ($ millions) 17

2009 Outlook Assumptions ($ millions) 18

2009 Outlook Currency Impact 19

Appendix 20

Full Year Results ($ millions) 21

Full Year Adjusted Net Earnings ($ millions) 22